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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               OC FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                MARYLAND                                20-2111183
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


  6033 PERIMETER DRIVE, DUBLIN, OHIO                      43017
----------------------------------------- --------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

    If this form relates to the            If this form relates to the
    registration of a class of securities  registration of a class of securities
    pursuant to Section 12(b) of the       pursuant to Section 12(g) of the
    Exchange Act and is effective          Exchange Act and is effective
    pursuant to General Instruction        pursuant to General Instruction
    A.(c), please check the following      A.(d), please check the following
    box. [ ]                               box. [X]

    Securities Act registration statement file number to which this form relates: 333-121411

    Securities to be registered pursuant to Section 12(b) of the Act:

                 NONE                                       N/A
--------------------------------------------------------------------------------
            (Title of Class)                   (Name of Each Exchange on Which
                                                Each Class is to be Registered)

        Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-121411), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of OC Financial, Inc." in the Registrant's prospectus.

ITEM 2. EXHIBITS.

1. Registration Statement on Form SB-2 (Registration Number 333-121411), dated December 17, 2004, as amended on January 31, 2005, is hereby incorporated by reference.

2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on December 17, 2004, as amended on January 31, 2005).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on December 17, 2004, as amended on January 31, 2005).

4. Specimen stock certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on December 17, 2004, as amended on January 31, 2005).

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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               OC FINANCIAL, INC.



Date:   March 18, 2005             By:     /s/ Robert W. Hughes
                                           ------------------------------------
                                           Robert W. Hughes
                                           President and Chief Executive Officer